Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Beyond Air, Inc. (formerly AIT Therapeutics, Inc.) on Form S-3, of our report dated June 27, 2019 with respect to the consolidated financial statements of Beyond Air, Inc. (formerly AIT Therapeutics, Inc.) as of March 31, 2019 and for the year then ended. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

May 1, 2020